Exhibit 99.1

atai Life Sciences Strengthens Board with Appointment of Two New Independent Directors

NEW YORK and BERLIN, May 23, 2024 (GLOBE NEWSWIRE) – atai Life Sciences (NASDAQ: ATAI) (“atai” or “Company”), a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders, today announced the appointment of Scott Braunstein, M.D., and Laurent Fischer, M.D., as independent directors of atai’s supervisory board (“Board”) subject to applicable legal requirements.

Scott Braunstein, M.D., is the Chief Executive Officer (“CEO”) and Chairman of Marinus Pharmaceuticals, Inc. He is an operating partner at Aisling Capital and serves on the Board of Directors at both Caribou Biosciences, Inc. and Trevena Inc. Previously, Dr. Braunstein was Chief Operating Officer at Pacira Pharmaceuticals, Inc. and portfolio manager of the JP Morgan Global Healthcare Fund. Dr. Braunstein began his career as a practicing physician at the Summit Medical Group, earning his medical degree from the Albert Einstein College of Medicine and his undergraduate degree from Cornell University.

Laurent Fischer, M.D., is the CEO and President of Adverum Biotechnologies and serves on the Board of Directors at Mirum Pharmaceuticals, Inc., Lycia Therapeutics and Teal. Previously, Dr. Fischer was Chairman of CTI Biopharma, CEO of Tobira Therapeutics (subsequently Allergan), and held leadership roles at Jennerex, RXCentric (now part of Allscripts Healthcare Solutions), MedVantx, Dupont Pharmaceuticals, Dupont-Merck, and F. Hoffmann-La Roche. Dr. Fischer earned an undergraduate degree from the University of Geneva and his medical degree from the Geneva Medical School, Switzerland.

Further, the Company announced that after four years of service, Jason Camm has stepped down from the Board.

Christian Angermayer, Founder and Chairman of atai said: “I am thrilled to welcome Scott and Laurent to atai’s Board. Their remarkable achievements in the biopharmaceutical sector and comprehensive understanding of drug development and commercialization will be instrumental to our Board and management team as we advance into later-stage clinical trials. I also want to thank Jason for his invaluable contributions over the past few years.”

About atai Life Sciences

atai is a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders and was founded as a response to the significant unmet need and lack of innovation in the mental health treatment landscape. atai is dedicated to efficiently developing innovative therapeutics to treat depression, anxiety, addiction, and other mental health disorders. By pooling resources and best practices, atai aims to responsibly accelerate the development of new medicines to achieve clinically meaningful and sustained behavioral change in mental health patients. atai's vision is to heal mental health disorders so that everyone, everywhere can live a more fulfilled life. For more information, please visit www.atai.life.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: expectations regarding our supervisory board; our business strategy and plans; and the plans and objectives of management for future operations and capital expenditures.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in atai's other filings with the SEC. atai disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by applicable law.

Contact Information

Investor Contact:

IR@atai.life

Media Contact:

PR@atai.life